As filed with the Securities and Exchange Commission on November 6, 2002
                                                      Registration No: 333-99147
================================================================================
                       Securities and Exchange Commission
                             Washington, D. C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                               UNOCAL CORPORATION
               (Exact name of registrant specified in its charter

          Delaware                                               95-3825062
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

         2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245
          (Address, including zip code, of Principal Executive Offices)

                    PURE RESOURCES, INC. 1999 INCENTIVE PLAN
             PURE RESOURCES, INC. EQUITY PLAN FOR OUTSIDE DIRECTORS
                   TITAN EXPLORATION, INC. 1996 INCENTIVE PLAN
                 TITAN EXPLORATION, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                            Barry A.L. Hoffman, Esq.
                             Deputy General Counsel
                        2141 Rosecrans Avenue, Suite 4000
                          El Segundo, California 90245
                                 (310) 726-7651
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------


         This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 covers 4,367,381 shares of the common stock, $1.00 par value, and associated preferred stock purchase rights (together with such rights, the "Unocal Common Stock"), of Unocal Corporation, that may be issued by Unocal under the plans listed above. Unocal originally registered the Shares pursuant to its Registration Statement on Form S-4 filed on September 4, 2002 (File No. 333-99147). The Registrant paid the registration fee at the time of filing of the Form S-4 Registration Statement.
================================================================================


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PART I

                             INTRODUCTORY STATEMENT

Unocal Corporation ("Unocal") is amending its Registration Statement on Form S-4 (No. 333-99147) (the "Form S-4"), by filing this Post-Effective Amendment No.1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 4, 367,381 shares of Unocal Common Stock issuable upon the exercise of stock options granted under the Pure Resources, Inc. 1999 Incentive Plan, Pure Resources, Inc. Equity Plan for Outside Directors, Titan Exploration, Inc. 1996 Incentive Plan, Offshore Energy Development Corporation 1996 Stock Awards Plan, and the Titan Exploration, Inc. 1999 Stock Option Plan (collectively, the "Plans").

On October 30, 2002, PRS Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Unocal, was merged into Pure Resources, Inc., a Delaware corporation ("Pure"). As a result of such merger (the "Merger"), Pure has become an indirect wholly owned subsidiary of Unocal and each outstanding share (other than shares owned by Unocal's subsidiary Union Oil Company of California, Pure or any direct or indirect wholly owned subsidiary of Unocal or Pure) of common stock, par value $0.01 per share, of Pure ("Pure Common Stock"), other than shares as to which appraisal rights are asserted under Delaware law, has been converted into 0.74 shares of Unocal Common stock. Pursuant to the Merger, each outstanding option issued pursuant to the Plans will no longer be exercisable for shares of Pure Common Stock but instead will constitute an option to acquire shares of Unocal Common Stock in lieu of shares of Pure Common Stock.

As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Post-Effective Amendment to the Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Securities Act Rule 428(b). Such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.



PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference in this registration statement the following documents heretofore filed with the Commission:

(a) The Annual Report on Form 10-K. as amended, of Unocal for the fiscal year ended December 31, 2001;

(b) The Quarterly Reports on Form 10-Q of Unocal for the fiscal quarters ended March 31, June 30 (as amended) and September 30, 2002;

(c) Unocal's Current Reports on Form 8-K filed January 24, 2002, January 31,2002, March 28, 2002, April 8, 2002, April 25, 2002, June 25, 2002,
       July 30, 2002, August 2, 2002, August


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       13, 2002, August 22, 2002, September 6, 2002, September 18, 2002,
       September 20, 2002, September 25, 2002, September 27, 2002 (as amended on October 11, 2002), October 2, 2002, October 9, 2002, October 25, 2002 and October 31, 2002, respectively;

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001; and

(e) The description of Unocal's common stock in our prospectus dated September 25, 1998 and filed on Form 424(B)(5) on September 28, 1998 together with the description of the associated preferred stock purchase rights included in the Unocal Registration Statement on Form S-3/A filed January 6, 2002 and Current Reports on Form 8-K filed March 28, 2002 and August 2, 2002.

All documents filed by Unocal pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon by Morris, Nichols, Arsht & Tunnell of Wilmington, Delaware.


Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes Unocal to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Unocal provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, Unocal has provided in its Restated Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law and Unocal has entered into indemnification agreements with each of its directors and officers providing for additional indemnification. Unocal has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.


Item 8.  Exhibits.

The Exhibit Index on page 6 of this registration statement lists the exhibits that are filed as part of this registration statement.

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Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the calculation of Registration Fee table in the effective registration statement;

        (c) To include any material information with respect to the plan distribution not previously disclosed in this statement or any material change to such information in this registration statement;

        Provided, however, that the undertakings set forth in paragraphs (a) and
    (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or
    Section 15(d) of the Securities Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

        (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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        (b)       Insofar as indemnification for liabilities arising under the
        Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 6, 2002.

                                        UNOCAL CORPORATION


                                        By: /s/ Joe D. Cecil
                                           -------------------------------------
                                           Joe D. Cecil
                                           Vice President and Comptroller


The undersigned directors and executive officers of Unocal Corporation appoint Joseph D. Cecil our true and lawful attorney with power to sign for us this registration statement and any and all amendments to this registration statement, and generally do all such things in our names and in our capacities as directors to enable Unocal Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission in connection with this offering.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of November 6, 2002 by the following persons in the capacities indicated:

       Signature                                       Title

/s/ Charles R. Williamson      **          Chief Executive Officer and Director*
------------------------------             (Principal Executive Officer)
Charles R. Williamson

/s/ Timothy H Ling             **          Chief Operating Officer and Director*
------------------------------
Timothy H Ling

/s/ Joe D. Cecil                           Vice President and Comptroller
------------------------------             (Principal Financial and Accounting
Joe D. Cecil                               Officer)


/s/ John W. Amerman           **           Director*
------------------------------
John W. Amerman

/s/ John W. Creighton, Jr.    **           Director*
------------------------------
John W. Creighton, Jr.

/s/ James W. Crownover        **           Director*
------------------------------
James W. Crownover

/s/ Frank C. Herringer        **           Director*
------------------------------
Frank C. Herringer

/s/ Donald B. Rice            **           Director*
------------------------------
Donald B. Rice


*A majority of the board of directors
** By Joe D. Cecil, Attorney-In-Fact

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                                  EXHIBIT INDEX

 Exhibit Number                                                 Exhibit

      3.1         Restated Certificate of Incorporation of Unocal Corporation,
                  dated January 31, 2000 (incorporated by reference to Exhibit
                  3.1 to Unocal's Annual Report on Form 10-K for the Year ended
                  December 31, 1999, File No. 1-8483).
      3.2         Bylaws of Unocal, as amended through October 31, 2001, and currently in effect (incorporated by reference to Exhibit 3 to
                  Unocal's Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 2002, File No. 1-08483).
      4.1         Rights Agreement, dated as of January 5, 2000, between Unocal and Mellon Investor Services, L.L.C., as Rights Agent
                  (incorporated by reference to Exhibit 4 to Unocal's Current
                  Report on Form 8-K dated January 5, 2000, File No. 1-8483), as amended by Amendment to Rights Agreement, dated as of March
                  27, 2002 (incorporated by reference to Exhibit 10 to Unocal's
                  Current Report on Form 8-K dated March 27, 2002, File No.
                  1-8483), and as further amended by Amendment No. 2 to Rights
                  Agreement, dated as of August 2, 2002 (incorporated by
                  reference to Exhibit 10 to Unocal's Current Report on Form 8-
                  K dated August 2, 2002, File No. 1-8483).
       5          Opinion of Morris, Nichols, Arsht & Tunnell.*
      23.1        Consent of PricewaterhouseCoopers LLP.
      23.2        Consent of Morris, Nichols, Arsht & Tunnell (included in
                  Exhibit 5)
      23.3        Consent of KPMG LLP.
      24*         Power of Attorney.
     99.14        Pure Resources, Inc. 1999 Incentive Plan (filed as Exhibit
                  10.3 to the Registrant's Form S-4 (No. 333-34970) and incorporated herein by reference).
     99.15        Pure Resources, Inc. 1999 Incentive Plan Form of Option Grant.
     99.16        Pure Resources, Inc. Equity Plan for Outside Directors (filed as Exhibit 10.9 to the Pure Resources, Inc.'s Form S-4 (No.
                  333-34970) and incorporated herein by reference).
     99.17        Titan Exploration, Inc. 1999 Stock Option Plan (filed as
                  Exhibit 10.2 to Titan Exploration, Inc.'s Current Report on
                  Form 8-K, as filed on June 11, 1999, and incorporated herein by reference).
     99.18        Pure Resources, Inc. 1999 Stock Option Plan Form of Option
                  Grant
     99.19        Titan Exploration, Inc. 1996 Incentive Plan (filed as Exhibit
                  10.9 to Titan Exploration, Inc.'s Registration Statement on
                  Form S-1 (no. 333-14029), and incorporated herein by reference).
     99.20        Pure Resources, Inc. 1996 Stock Option Plan Form of Option
                  Grant

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* Previously filed as an exhibit to Unocal Corporation's Registration Statement on Form S-4 to which this Post-Effective Amendment relates.